Exhibit 99.1

Mawson Infrastructure Group Inc. announces acquisition of Luna Squares LLC

Mawson to move to 100% ownership over time

Sydney, Australia — July 9th, 2021 — Mawson Infrastructure Group Inc (OTCQB:MIGI) (“Mawson”), a Digital Infrastructure provider with diversified operations across bitcoin mining and digital asset management, announces it has increased its ownership in Luna Squares LLC (“Luna Squares”) from 50% to 90%, with the remaining 10% subject to performance hurdles.

The immediate acquisition of the additional 40% of Luna Squares cements Mawson’s ownership of this high-quality hosting and proprietary bitcoin mining facility in Georgia, USA.

Luna Squares has seen substantial growth in the first half of 2021, growing from 3MW to over 12MW online as of June 30, 2021. The site from where Luna Squares operates has in excess of 100MW of future power capacity and will be used for a combination of third-party hosting customers and Mawson’s own proprietary bitcoin mining operations.

James Manning, CEO and Founder of Mawson, said, “The Mawson team has built Luna Squares LLC from the ground up. It is a high-quality and rapidly expanding facility and is the cornerstone of our business today. We are working closely with our local partners to expand the site and look forward to updating shareholders on this front in due course.”

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About Mawson Infrastructure

Mawson Infrastructure Group is a digital infrastructure provider, with diversified operations across Cryptocurrency Mining and Digital Asset Management. Headquartered in Sydney, Australia and operating across the USA and Australia, Mawson Infrastructure Group’s mission is to build a bridge between the rapidly emerging digital asset industry and traditional capital markets, with a strong focus on shareholder returns. Mawson matches energy infrastructure with next-generation mobile data centre solutions, enabling the proliferation of blockchain technology.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 19, 2021, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com